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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 10, 2006
                Date of Report (Date of earliest event reported)

                                  Salton, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                        0-19557                36-3777824
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)
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                1955 W. Field Court, Lake Forest, Illinois 60045
               (Address of principal executive offices) (Zip Code)

                                 (847) 803-4600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 10, 2006, Salton Holdings Limited, Salton Europe Limited and certain of their affiliates entered into an Amended and Restated Facility
Agreement (the "Facility Agreement") with Burdale Financial Limited, as agent and security trustee, and the financial institutions party thereto as lenders.
Pursuant to the Facility Agreement, certain of our European subsidiaries may borrow funds from time to time in an aggregate amount not to exceed
L61,000,000 at any one time outstanding.

     The Facility Agreement contains a number of significant covenants that, among other things, restrict the ability of certain of our European subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments, make certain acquisitions, engage in mergers and consolidations, create liens, or engage in certain transactions with affiliates and otherwise restrict corporate and business activities. In addition, under the Facility
Agreement, we are required to comply with a fixed charge coverage ratio. The
Facility Agreement waived compliance with the fixed charge coverage ratio for April and May, 2006 and amended the definition of this ratio thereafter.

     Events of default under Facility Agreement include, but are not limited to:
(a) the failure to pay principal or interest when due; (b) the material breach of any representation or warranty; (c) covenant defaults; (d) default with respect to certain other debt; (e) material adverse changes; and (f) events of insolvency.

     The Facility Agreement is secured by all of the tangible and intangible assets of certain of our European subsidiaries and a pledge of the capital stock of certain of our European subsidiaries. The Facility Agreement is unconditionally guaranteed by certain of our European subsidiaries.

     A copy of the Facility Agreement is attached thereto as Exhibit 99.1 and is incorporated by reference herein.

     On October 10, 2006, we also entered into a waiver and consent under our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver
Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner.

     The waiver and consent, among other things: (1) consents to our European subsidiaries entering into the Facility Agreement and performing their obligations thereunder; (2) waives certain covenants to the extent they would prohibit the Facility Agreement; and (3) extends until October 15, 2006 the date by which we may deliver to each lender thereunder certain financial information relating to the financial year ended July 1, 2006.

     A copy of the waiver and consent to our senior secured credit facility dated as of October 10, 2006 is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

     Under the terms of the Company's second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the waiver


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and consent referred to above are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          99.1 Amended and Restated Facility Agreement dated as of October 10,
               2006 by and among Salton Holdings Limited, Salton Europe Limited, certain affiliates of Salton Holdings Limited, Burdale Financial
               Limited, as agent and security trustee, and the financial institutions party thereto as lenders.

          99.2 Waiver and Consent Under Amended and Restated Credit Agreement dated as of October 10, 2006 by and among the Lenders, Wells
               Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's
               Subsidiaries identified on the signature pages thereof as Guarantors.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006

                                        SALTON, INC.


                                        /s/ WILLIAM LUTZ
                                        ----------------------------------------
                                        William Lutz
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

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
EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 99.1     Amended and Restated Facility Agreement dated as of October 10, 2006 by and among Salton Holdings Limited, Salton Europe Limited, certain affiliates of Salton Holdings Limited, Burdale Financial Limited, as
          agent and security trustee, and the financial institutions party thereto as lenders.

 99.2 Waiver and Consent Under Amended and Restated Credit Agreement dated as of October 10, 2006 by and among the Lenders, Wells Fargo Foothill,
          Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton's subsidiaries identified on the signature pages thereof as Borrowers and each of Salton's Subsidiaries identified on the signature pages thereof as Guarantors.
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